Exhibit (e)(2)(xviii)

FORM OF AMENDMENT NO. 17

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS IB SHARES

AMENDMENT NO. 17 to the Amended and Restated Distribution Agreement (“Amendment No. 17”), dated as of [            , 2012], between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IB shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. All Asset Moderate Growth-Alt 15 Portfolio, All Asset Aggressive-Alt 25 Portfolio, AXA Aggressive Strategy Portfolio, EQ/Emerging Markets Equity PLUS Portfolio, EQ/High Yield Bond Portfolio, EQ/International Small Cap PLUS Portfolio, EQ/Natural Resources PLUS Portfolio, EQ/Real Estate PLUS Portfolio and EQ/PIMCO Real Return Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Name Changes. The names of ATM Core Bond Portfolio and ATM Government Bond Portfolio are changed to EQ/AllianceBernstein Short-Term Bond Portfolio and EQ/AllianceBernstein Short-Term Government Bond, respectively.

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 17 as of the date first above set forth.

EQ ADVISORS TRUST	AXA DISTRIBUTORS, LLC

By:	By:

Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	President and Chief Executive Officer	Title:	Chairman, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 17

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

ATM International Portfolio

ATM Large Cap Portfolio

ATM Mid Cap Portfolio

ATM Small Cap Portfolio

AXA Aggressive Strategy Portfolio

All Asset Aggressive-Alt 25 Portfolio

All Asset Moderate Growth-Alt 15 Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Tactical Manager 2000 Portfolio

AXA Tactical Manager 400 Portfolio

AXA Tactical Manager 500 Portfolio

AXA Tactical Manager International Portfolio

AXA Ultra Conservative Strategy Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Short-Term Bond Portfolio (formerly, ATM Core Bond Portfolio)

EQ/AllianceBernstein Short-Term Government Bond Portfolio (formerly, ATM Government Bond Portfolio)

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index

EQ/Davis New York Venture Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio

EQ/Franklin Core Balanced Portfolio

EQ/Franklin Templeton Allocation Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/High Yield Bond Portfolio

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/International Small Cap PLUS Portfolio

EQ/International Value PLUS Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

EQ/Natural Resources PLUS Portfolio

EQ/Mutual Large Cap Equity Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Real Return Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/Templeton Global Equity Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Wells Fargo Omega Growth Portfolio